As filed with the Securities and Exchange Commission on February 24, 2015

Registration No. 333-185398

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

WILLIAMS PARTNERS L.P.

ACMP FINANCE CORP.*

(Exact name of registrant as specified in its charter)

Delaware	20-2485124
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

One Williams Center

Tulsa, Oklahoma 74172-0172

(918) 573-2000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Craig L. Rainey, Esq.

General Counsel

WPZ GP LLC

One Williams Center, Suite 4900

Tulsa, Oklahoma 74172-0172

(918) 573-2000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Robyn E. Zolman

Gibson, Dunn & Crutcher LLP

1801 California Street, Suite 4200

Denver, CO 80202-2642

(303) 298-5700

Approximate date of commencement of proposed sale to the public: Not applicable.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

*	The companies listed on the next page in the Table of Additional Registrant Guarantors are also included in this Registration Statement as additional Registrants.

TABLE OF ADDITIONAL REGISTRANT GUARANTORS

The following are additional registrants that may guarantee the debt securities registered hereby:

Exact Name of Registrant Guarantor as Specified in its Charter(1)	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number
Access MLP Operating, L.L.C.	Delaware	27-0870752
Bluestem Gas Services, L.L.C.	Oklahoma	20-0174765
Access Midstream Gas Services, L.L.C.	Oklahoma	26-2096775
Oklahoma Midstream Gas Services, L.L.C.	Oklahoma	26-2572816
Texas Midstream Gas Services, L.L.C.	Oklahoma	20-5093006
Magnolia Midstream Gas Services, L.L.C.	Oklahoma	27-3973921
Ponder Midstream Gas Services, L.L.C.	Delaware	27-0895708
Appalachia Midstream Services, L.L.C.	Oklahoma	26-3678972
Access Permian Midstream, L.L.C.	Oklahoma	61-1679868

(1)	The address, including zip code, and telephone number, including area code, of each of the additional registrant guarantor’s principal executive offices is c/o Williams Partners L.P., One Williams Center, Tulsa, Oklahoma 74172, (918) 573-2000. The primary standard industrial classification code number of each of the additional registrant guarantors is 4922. The name, address, including zip code, and telephone number, including area code, of the agent for service for each of the additional registrant guarantors is Craig L. Rainey, General Counsel, Williams Partners L.P., One Williams Center, Tulsa, Oklahoma 74172, (918) 573-2000.

EXPLANATORY NOTE

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment relates to the Registration No. 333-185398 filed on Form S-3 (the “Registration Statement”) by the Registrants with the Securities and Exchange Commission on December 12, 2012, which registered an indeterminate number of common units representing limited partner interests in Williams Partners L.P. (formerly known as Access Midstream Partners, L.P., or the “Partnership”), debt securities issuable by the Partnership and ACMP Finance Corp., and guarantees of such debt securities.

On February 2, 2015, pursuant to the Agreement and Plan of Merger (the “Merger Agreement”), dated as of October 24, 2014, among the Partnership, the partnership formerly known as Williams Partners L.P. (“Pre-Merger Williams Partners”), Access Midstream Partners GP, L.L.C., Williams Partners GP LLC, and VHMS LLC (“Merger Sub”), Merger Sub, a direct and wholly-owned subsidiary of the Partnership, merged with and into Pre-Merger Williams Partners, with Pre-Merger Williams Partners being the surviving entity and becoming a subsidiary of the Partnership (the “Merger”). Immediately following the Merger, the Partnership and Pre-Merger Williams Partners merged (the “Subsequent Merger”), with the Partnership continuing as the surviving entity with the name Williams Partners L.P.

In connection with the Merger and the Subsequent Merger, the Registrants have determined that the offerings pursuant to the Registration Statement shall be terminated. The Registrants hereby remove from registration any of the securities of the Registrants registered under the Registration Statement that remain unsold under the Registration Statement as of the filing date of this Post-Effective Amendment No. 1.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tulsa, State of Oklahoma, on February 24, 2015.

WILLIAMS PARTNERS L.P. (f/k/a ACCESS MIDSTREAM PARTNERS, L.P.)
By:	WPZ GP LLC, its general partner

By:	/s/ Peter S. Burgess
Peter S. Burgess
Treasurer

ACMP FINANCE CORP.

By:	/s/ Peter S. Burgess
Peter S. Burgess
Vice President and Treasurer

ACCESS MLP OPERATING, L.LC.

BLUESTEM GAS SERVICES, L.L.C.

ACCESS MIDSTREAM GAS SERVICES, L.L.C.

OKLAHOMA MIDSTREAM GAS SERVICES, L.L.C.

TEXAS MIDSTREAM GAS SERVICES, L.L.C.

MAGNOLIA MIDSTREAM GAS SERVICES, L.L.C.

PONDER MIDSTREAM GAS SERVICES, L.L.C.

APPALACHIA MIDSTREAM GAS SERVICES, L.L.C.

ACCESS PERMIAN MIDSTREAM, L.LC.

By:	/s/ Peter S. Burgess
Peter S. Burgess
Vice President and Treasurer

Note: No other person is required to sign this Post-Effective Amendment No. 1 to the Registration Statement in reliance on Rule 478 of the Securities Act of 1933.